EXHIBIT 10.5(K)

AMENDMENT

TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is made January 14, 2005 by and between Valassis Communications, Inc. (the “Corporation”) and Richard P. Herpich (the “Executive”).

WHEREAS, the Corporation and the Executive entered into that certain Employment Agreement effective as of January 17, 1994, as amended June 30, 1994, December 19, 1995, February 18, 1997, December 30, 1997, December 15, 1998, January 4, 2000, December 21, 2000, December 20, 2001, May 13, 2002, July 8, 2002 and January 8, 2004 (the “Employment Agreement”); and

WHEREAS, the Corporation and the Executive desire to amend the Employment Agreement to extend the term of employment under the Employment Agreement.

NOW THEREFORE, in consideration of the above recitals, the parties hereto agree as set forth below.

1. Section 1(b) of the Employment Agreement shall be amended to read in its entirety as follows:

“The Employment Period shall commence as of January 17, 1994 (the “Effective Date”) and shall continue until the close of business on December 31, 2007.

2. The first sentence of Section 3(a) of the Employment Agreement shall be amended to read as follows:

“The Executive’s Annual Base Salary (“Annual Base Salary”), payable on a biweekly basis, shall be at the annual rate of not less than $360,000 effective January 1, 2005.”

3. All other terms of the Employment Agreement shall remain in full force and effect.

4. This instrument, together with the Employment Agreement, contains the entire agreement of the parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, the Executive and the Corporation have caused this Agreement to be executed as of the day and year first above written.

VALASSIS COMMUNICATIONS, INC.

By:	/s/ Barry P. Hoffman
Name:	Barry P. Hoffman
Title:	Executive Vice President and Legal Counsel

/s/ Richard P. Herpich
Richard P. Herpich

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